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--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               HEALTH POWER, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

HEALTH POWER, INC. LOGO

                               HEALTH POWER, INC.

                   NOTICE OF ANNUAL MEETINGS OF STOCKHOLDERS

                           TO BE HELD ON JUNE 3, 1999

To the Stockholders of
HEALTH POWER, INC.:

     Notice is hereby given that the Annual Meeting of Stockholders of Health Power, Inc. (the "Company") will be held at the offices of the Company's subsidiary, CompManagement, Inc., located at 6377 Emerald Parkway, Dublin, Ohio 43016, on Thursday, June 3, 1999, at 3:00 p.m., local time, for the following purposes:

          1. To elect two Class I directors, each to hold office for a three-year term and until a successor is elected and qualified.

          2. To elect two Class III directors, each to hold office for a two-year term and until a successor is elected and qualified.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on April 12, 1999, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournment thereof.

     In order that your shares may be represented at this meeting and to assure a quorum, please sign and return the enclosed proxy promptly. A return addressed envelope, which requires no postage, is enclosed. In the event you are able to attend and wish to vote in person, at your request we will cancel your proxy.

                                            By Order of the Board of Directors

                                            DR. ELLIOTT P. FELDMAN
                                            Secretary
Dated: April 30, 1999

                               HEALTH POWER, INC.

                                PROXY STATEMENT

                                    GENERAL

     This Proxy Statement is being furnished to the holders of shares of common stock, $0.01 par value (the "Shares"), of Health Power, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") to be used at the Company's Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held at the offices of the Company's subsidiary, CompManagement, Inc., located at 6377 Emerald Parkway, Dublin, Ohio 43016, on Thursday, June 3, 1999, at 3:00 p.m., local time, for the purposes set forth on the accompanying Notice of Annual Meeting. The mailing address of the Company's principal executive offices is 1209 Orange Street, Wilmington, Delaware 19801.

     The approximate date on which this Proxy Statement and the form of proxy will be first sent to stockholders is April 30, 1999.

                               PROXIES AND VOTING

     The close of business on April 12, 1999, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On the record date, 3,834,829 Shares were outstanding and entitled to vote. Each Share is entitled to one vote.

     All Shares represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy. If a proxy does not indicate a choice, the Shares represented by that proxy will be voted in favor of the proposals set forth on the accompanying Notice of Annual Meeting. A stockholder may revoke a proxy at any time prior to its exercise by delivering to the Company a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A stockholder's presence at the Annual Meeting does not by itself revoke the proxy.

     In the election of directors, the nominees who receive the highest number of votes for the available directorships in each class will be elected, and thus abstentions and broker non-votes have no effect on the election of directors (a broker non-vote occurs when a broker who holds Shares in street name for a customer has not received voting instructions from the customer and does not have discretion to vote on the matter). Stockholders do not have the right to cumulate their votes in electing directors.

                             ELECTION OF DIRECTORS

     The number of directors is currently fixed at nine. The Board is divided into three classes, Class I, Class II, and Class III. Class I has two directors; Class II has four directors; and Class III has three directors. The term of office of the Class I directors and the Class III directors expires concurrently with the holding of the Annual Meeting.

     Directors in each class are normally elected to three-year terms, with the terms of office of one class of directors expiring each year at the annual meeting of stockholders and at such time as their successors are duly elected and qualified. The individuals elected as Class I directors will be elected to a three-year term expiring in 2002. In addition, individuals will be elected as Class III directors at the Annual Meeting, and these individuals will be elected to a two-year term. This departure from the normal three-year term is necessary because the Company did not hold an annual meeting in 1998, when the directors in Class III would have been elected to a three-year term scheduled to expire in 2001. A two-year term of office is therefore necessary for the Class III directors elected at the Annual Meeting so that their term of office will expire in 2001 as originally scheduled.

     Dr. Crystal A. Kuykendall, an incumbent director in Class I, and Jonathan
R. Wagner have has been nominated for election as Class I directors. Drs. Elliott P. Feldman and Bernard F. Master, the incumbent directors in Class III, have been nominated for election as Class III directors. In the event that any nominee named below as a Class I or Class III director is unable to serve (which is not anticipated), the persons named in the proxy may vote the proxy for another nominee of their choice.

     The number of nominees for election in Class III is less than the number of director positions available in Class III because the Company believes it is desirable to have a vacancy available that could be filled by the Board without the time and expense involved in holding a special meeting of stockholders, should a person who could make a valuable contribution as a director of the Company become available. No decision has been made to fill the vacancy, nor has any candidate been considered or approved by the Board.

     With respect to Class III directors, proxies cannot be voted at the Annual Meeting for a greater number of persons than the two nominees named in this Proxy Statement.

                               CLASS I DIRECTORS
                            (NOMINEES FOR ELECTION)

          NAME OF
      NOMINEE/DIRECTOR                                                               SHARES
        AND POSITION                 PRINCIPAL OCCUPATION(S)    DIRECTOR OF THE   BENEFICIALLY     PERCENT
      WITH THE COMPANY        AGE   DURING THE PAST FIVE YEARS   COMPANY SINCE      OWNED(1)       OF CLASS
      ----------------        ---   --------------------------  ---------------   ------------     --------
Crystal A. Kuykendall,        49    President of Kreative &           1995             6,406            *
  Ph.D., J.D., Director             Innovative Resources for
                                    Kids, Inc., a company that
                                    provides products and
                                    serves to advance the
                                    technical development of
                                    youths, since 1990.

Jonathan R. Wagner,           41    President of                        --           304,136          7.9%
  Director Nominee                  CompManagement, Inc., a
                                    wholly owned subsidiary of
                                    the Company
                                    ("CompManagement"), since
                                    September 1996, and prior
                                    to that, Vice President of
                                    CompManagement since its
                                    formation in 1984.

                              CLASS III DIRECTORS
                            (NOMINEES FOR ELECTION)

          NAME OF
      NOMINEE/DIRECTOR                                                               SHARES
        AND POSITION                 PRINCIPAL OCCUPATION(S)    DIRECTOR OF THE   BENEFICIALLY     PERCENT
      WITH THE COMPANY        AGE   DURING THE PAST FIVE YEARS   COMPANY SINCE      OWNED(1)       OF CLASS
      ----------------        ---   --------------------------  ---------------   ------------     --------
Dr. Elliott P. Feldman,       60    Secretary of the Company          1985            93,017          2.4%
  Secretary and Director            since its formation in
                                    March 1985. Practicing
                                    physician since 1965.

Dr. Bernard F. Master,        57    Chairman of the Board and         1985         1,218,892(2)      31.6%
  Chairman of the Board             Chief Executive Officer of
  President, Chief Executive        the Company since its
  Officer and Director              formation in March 1985.
                                    President of the Company
                                    since January 1998.

     Set forth below is information relating to Class II directors, whose terms of office will continue after the Annual Meeting.

                               CLASS II DIRECTORS
                            (TERMS EXPIRING IN 2000)

      NAME OF DIRECTOR                                                               SHARES
        AND POSITION                 PRINCIPAL OCCUPATION(S)    DIRECTOR OF THE   BENEFICIALLY     PERCENT
      WITH THE COMPANY        AGE   DURING THE PAST FIVE YEARS   COMPANY SINCE      OWNED(1)       OF CLASS
      ----------------        ---   --------------------------  ---------------   ------------     --------
Robert J. Bossart,            47    Chief Executive Officer of        1995           304,470          7.9%
  Director                          CompManagement since
                                    September 1996, and prior
                                    to that, President of
                                    CompManagement since its
                                    formation in 1984. Chief
                                    Executive Officer of
                                    CompManagement Health
                                    Systems, Inc., a wholly
                                    owned subsidiary of
                                    CompManagement
                                    ("CompManagement Health
                                    Systems"), since it
                                    initiated operations in
                                    September 1996.

Robert S. Garek,              60    Principal of R.S. Garek &         1986            21,316            *
  Director                          Associates, a real estate
                                    development firm, since
                                    1997, and prior to that,
                                    partner in Feibel-Garek
                                    Realtors, a real estate
                                    development firm, since
                                    1965.

      NAME OF DIRECTOR                                                               SHARES
        AND POSITION                 PRINCIPAL OCCUPATION(S)    DIRECTOR OF THE   BENEFICIALLY     PERCENT
      WITH THE COMPANY        AGE   DURING THE PAST FIVE YEARS   COMPANY SINCE      OWNED(1)       OF CLASS
      ----------------        ---   --------------------------  ---------------   ------------     --------
Frank R. Nutis,               77    President of Nutis Press,         1986            31,851(3)         *
  Director                          Inc., a printing and
                                    lithograph company, since
                                    1949.

Dr. Burt E. Schear,           76    Retired physician.                1991            76,336          2.0%
  Director

---------------

* Less than 1%

(1) Beneficial ownership as of April 12, 1999. Except as otherwise indicated in the notes to this table, the persons named in the table and their spouses have sole voting and investment power with respect to all Shares owned by them. For each of the directors or director nominees, this table includes the following number of Shares which may be acquired upon the exercise of options that are currently exercisable or exercisable within 60 days of April 12, 1999: Mr. Bossart--10,352 Shares; Dr. Feldman--17,614 Shares; Mr. Garek--13,880 Shares; Dr. Kuykendall--3,000 Shares; Dr. Master--23,556 Shares; Mr. Nutis--15,325 Shares; Dr. Shear--9,663 Shares; and Mr. Wagner--10,018 Shares.

(2) Includes 1,400 Shares owned by a trust of which Dr. Master is the trustee.

(3) Includes 5,000 Shares owned by a trust of which Mr. Nutis is the trustee.

     In addition to the Shares beneficially owned by Dr. Master and Messrs. Bossart and Wagner, as set forth above, Richard T. Kurth, the other named executive officer in the Summary Compensation Table set forth below, beneficially owned 68,804 Shares (1.8% of Class) as of April 12, 1999, including 6,013 Shares which may be acquired upon the exercise of options that are currently exercisable or exercisable within 60 days of April 12, 1999. Mr. Kurth has sole voting and investment power with respect to all of these Shares.

     As of April 12, 1999, all directors and executive officers of the Company, as a group (11 persons), beneficially owned 2,128,519 Shares (53.9% of Class), including 112,546 Shares which may be acquired upon the exercise of options which are currently exercisable or exercisable within 60 days of April 12, 1999.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     Set forth below is summary information regarding the annual and long-term compensation of the Company's chief executive officer and its only other executive officers whose annual compensation exceeded $100,000 during 1998.

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                                                   ------------
                                                    ANNUAL COMPENSATION               SHARES
                                           -------------------------------------    UNDERLYING
                                                                  OTHER ANNUAL       OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR   SALARY(1)    BONUS    COMPENSATION(2)    GRANTED(2)    COMPENSATION(3)
---------------------------         ----   ---------   -------   ---------------   ------------   ---------------
Dr. Bernard F. Master,              1998   $303,692    $50,000           -0-          20,000          $2,137
Chairman, President and             1997   $192,000        -0-           -0-           3,472          $  638
Chief Executive Officer of          1996   $184,250        -0-           -0-          11,452          $1,382
the Company
Robert J. Bossart,                  1998   $178,031        -0-      $379,379           3,506          $2,500
Chief Executive Officer of          1997   $178,031        -0-      $815,968           2,031          $2,250
CompManagement and                  1996   $163,455        -0-      $ 96,581           4,642          $1,687
CompManagement Health Systems
Jonathan R. Wagner,                 1998   $165,309        -0-      $464,012           3,367          $2,500
President of                        1997   $165,309        -0-      $828,688           1,875          $2,589
CompManagement                      1996   $151,775        -0-      $154,331           4,286          $1,781
Richard T. Kurth,                   1998   $133,380        -0-      $447,468           2,455          $2,500
Executive Vice President of         1997   $133,380        -0-      $860,620           1,406          $2,688
CompManagement                      1996   $122,460        -0-      $ 54,056           3,214          $1,714

---------------

(1) Includes amounts contributed by the named executive officer to 401(K) retirement plans.

(2) Other annual compensation represents sales commissions paid to Messrs. Bossart, Wagner, and Kurth under their respective employment agreements. Sales commissions paid are based upon a percentage of revenues of CompManagement and CompManagement Health Systems which are attributable to new business generated by such person.

(3) Represents matching contributions to 401(K) retirement plans.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth all grants of stock options during 1998 to the executive officers named in the Summary Compensation Table:

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                               INDIVIDUAL GRANTS                             ANNUAL RATES OF STOCK
                       ------------------------------------------------------------------   APPRECIATION FOR OPTION
                       NUMBER OF SHARES    % OF TOTAL OPTIONS     EXERCISE                          TERM(2)
                          UNDERLYING      GRANTED TO EMPLOYEES    PRICE PER    EXPIRATION   ------------------------
NAME                   OPTIONS GRANTED       IN FISCAL YEAR       SHARE(1)        DATE          5%           10%
----                   ----------------   --------------------   -----------   ----------   ----------   -----------
Dr. Bernard F. Master       20,000                32.7%             $4.50       02/12/08     $56,000      $143,437
Robert J. Bossart            3,506                 5.7%             $4.38       04/13/08     $ 9,657      $ 24,474
Jonathan R. Wagner           3,367                 5.5%             $4.38       04/13/08     $ 9,274      $ 23,503
Richard T. Kurth             2,455                 4.0%             $4.38       04/13/08     $ 6,762      $ 17,138

---------------

(1) The exercise price per share is equal to the fair market value of the Shares on the date of grant.

(2) The dollar amounts under the 5% and 10% columns are the result of calculations required by the rules of the Securities and Exchange Commission. Although permitted by these rules, the Company did not use an alternate formula for a grant date valuation because the Company is not aware of a formula that would determine with reasonable accuracy a present value based on future unknown factors.

OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES

     The following tables sets forth stock option exercises during 1998 by the executive officers named in the Summary Compensation Table and the value of in-the-money stock options held by those individuals as of December 31, 1998:

                                                                     NUMBER OF SHARES
                                                                  UNDERLYING UNEXERCISED   VALUE OF UNEXERCISED
                                                                        OPTIONS AT             IN-THE-MONEY
                                                                         12/31/98          OPTIONS AT 12/31/98
                           SHARES ACQUIRED                             EXERCISABLE/            EXERCISABLE/
NAME                         ON EXERCISE     VALUE REALIZED(1)        UNEXERCISABLE          UNEXERCISABLE(2)
----                       ---------------   ------------------   ----------------------   --------------------
Dr. Bernard F. Master            -0-                -0-               13,556/51,250               $0/$0
Robert J. Bossart                -0-                -0-                8,321/9,858                $0/$0
Jonathan R. Wagner               -0-                -0-                8,143/9,385                $0/$0
Richard T. Kurth                 -0-                -0-                4,607/6,468                $0/$0

---------------

(1) Aggregate market value of the Shares covered by the option less the aggregate price paid by the executive officer.

(2) The value of in-the-money options was determined by subtracting the exercise price from the closing price of Shares as of December 31, 1998.

PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the cumulative total return on the Company's Shares to the yearly percentage change in the cumulative total return of the Nasdaq Stock Market (U.S.) and the Dow Jones Health Care Providers Index. The graph and the amounts in the graph assume that $100 was invested on March 3, 1994 (when the Company's Shares were first available to the public) and that all dividends were reinvested.

                 COMPARISON OF 58 MONTH CUMULATIVE TOTAL RETURN

                                                                               NASDAQ STOCK MARKET        DOW JONES HEALTH CARE
                                                   HEALTH POWER, INC.                (U.S.)                       INDEX
                                                   ------------------          -------------------        ---------------------
3/03/94                                                    100                         100                         100
 12/94                                                     129                          97                          94
 12/95                                                      68                         137                         121
 12/96                                                      22                         168                         136
 12/97                                                      41                         207                         130
 12/98                                                      21                         290                         109

     The foregoing graph is not -- nor is it intended to be -- any indication of the future performance of the Company's Shares.

EMPLOYMENT AGREEMENTS

     Dr. Bernard F. Master, the Company's Chairman, President, and Chief Executive Officer, has had successive one-year employment agreements since 1991 pursuant to which he serves as Chairman. Dr. Master's current employment agreement as Chairman provides for an annual base salary of $295,000 plus an annual cash bonus of up to 35% of his annual base salary. The amount of the annual cash bonus is based upon Dr. Master's achievement of performance criteria or goals established by the Company's Compensation Committee. If Dr. Master's employment as Chairman is terminated due to or after a change in control of the Company, then Dr. Master will receive severance payments equal to one year's annual base salary and fringe benefits for one year from his termination date. Under this employment agreement, Dr. Master receives Formula Vesting Options under the Health Power, Inc. 1994 Executive Performance Stock Option Plan, as amended (the "Executive Plan"), equal to the aggregate amount of Formula Vesting Options and Discretionary Vesting Options received by the Chief Executive Officer of CompManagement. Since January 1998, Dr. Master has also had an additional one-year employment agreement pursuant to which he serves as President of Health Power Management Corporation ("HPMC"), a wholly owned subsidiary of the Company which manages the operations of Health Power HMO, Inc. (the "HMO"). This employment agreement, which terminates upon the completion of the windup of the HMO, provides for a base salary of $12,500 per month.

     Robert J. Bossart, the Chief Executive Officer of CompManagement and CompManagement Health Systems, has an employment agreement which expires in December 1999. Mr. Bossart's employment agreement provides for the payment of an annual salary ($178,031 for 1998) plus sales commissions. Mr. Bossart has also agreed to abide by certain noncompetition and confidentiality provisions. If Mr. Bossart's employment is terminated for any reason other than just cause, or is terminated at the end of the five-year term of the agreement, then Mr. Bossart will receive one of the following amounts: (a) if prior to such termination there has been a change in control of the Company, an amount equal to two times his base salary plus two times the commissions earned by him for the last full performance year of his employment; or (b) in any other event, an amount equal to two times his base salary plus the commissions earned by him during the one-year period immediately prior to such termination. Severance benefits also include the receipt of fringe benefits otherwise receivable under the agreement until the earlier of two years after the date of termination or the date any such benefit is provided by another employer. Mr. Bossart also receives Formula Vesting Options and Discretionary Vesting Options under the Executive Plan pursuant to his employment agreement. The number of Shares subject to Formula Vesting Options and Discretionary Vesting Options granted each year is based upon (a) a percentage of maximum cash bonus established for that year for the president of HPMC and (b) the number of such Options previously granted to Mr. Bossart which received accelerated vesting treatment from prior years. The Shares subject to the Formula Vesting Options and the Discretionary Vesting Options vest in the manner set forth in the Executive Plan. Mr. Bossart is also entitled to participate in cash bonus arrangements generally made available to all of the Company's personnel.

     Jonathan R. Wagner, the President of CompManagement, has an employment agreement which expires in December 1999. Mr. Wagner's employment agreement provides for the payment of an annual salary ($165,309 for 1998) plus sales commissions. Mr. Wagner has also agreed to abide by certain noncompetition and confidentiality provisions. If Mr. Wagner's employment is terminated for any reason other than just cause, or is terminated at the end of the term of the agreement, then Mr. Wagner is to receive one of the following amounts: (a) if prior to such termination there has been a change in control of the Company, an amount equal to two times his base salary plus two times the commissions earned by him for the last full performance year of his employment; or (b) in any other event, an amount equal to two times his base salary plus the commissions earned by him during the one-year period immediately prior to such termination. Severance benefits also include the receipt of fringe benefits otherwise receivable under the agreement until the earlier of two years after the date of termination or the date any such benefit is provided by another employer. Mr. Wagner also receives Formula Vesting Options and Discretionary Vesting Options under the Executive Plan pursuant to his employment agreement. The number of Shares subject to Formula Vesting Options and Discretionary Vesting Options granted each year is based upon (a) a percentage of the maximum cash bonus established for that year for the president of HPMC and (b) the number of such Options previously granted to Mr. Wagner which received accelerated vesting treatment from prior years. The Shares subject to the Formula Vesting Options and the Discretionary Vesting Options vest in the manner set forth in the Executive Plan. Mr. Wagner also is entitled to participate in cash bonus arrangements generally made available to all of the Company's employees.

     Richard T. Kurth, the Executive Vice President of CompManagement, has an employment agreement which expires in December 1999. Mr. Kurth's employment agreement provides for the payment of an annual salary ($133,380 for 1998) plus sales commissions. Mr. Kurth has also agreed to abide by certain noncompetition and confidentiality provisions. If Mr. Kurth's employment is terminated for any reason other than just cause, or is terminated at the end of the five-year term of the agreement, then Mr. Kurth is to receive one of the following amounts: (a) if prior to such termination there has been a change in control of the Company, an amount equal to two times his base salary plus two times the commissions earned by him for the last full performance year of his employment; or (b) in any other event, an amount equal to two times his base salary plus the commissions earned by him during the one-year period immediately prior to such termination. Severance benefits also include the receipt of fringe benefits otherwise receivable under the agreement until the earlier of two years after the date of termination or the date any such benefit is provided by another employer. Mr. Kurth also receives Formula Vesting Options and Discretionary Vesting Options under the Executive Plan pursuant to his employment agreement. The number of Shares subject to Formula Vesting Options and Discretionary Vesting Options granted each year is based upon (a) a percentage of the maximum cash bonus established for that year for the president of HPMC and (b) the number of such Options previously granted to Mr. Kurth which received accelerated vesting treatment from prior years. The Shares subject to the Formula Vesting Options and the Discretionary Vesting Options vest in the manner set forth in the Executive Plan. Mr. Kurth also is entitled to participate in cash bonus arrangements generally made available to all of the Company's employees.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

     The Board has established an Executive Committee, a Compensation Committee, an Audit and Finance Committee, a 1994 Stock Option Plan Committee, and a 1994 Executive Performance Stock Option Plan Committee. The Board has no standing nominating committee or other committee performing similar functions.

     The Executive Committee, whose current members are Drs. Master and Feldman and Messrs. Bossart, Garek, and Nutis, has the same authority, subject to certain limitations, as the Board during intervals between meetings of the Board. The Executive Committee did not meet during 1998.

     The Compensation Committee, whose current members are Dr. Kuykendall and Messrs. Garek and Nutis, is responsible for evaluating the compensation, fringe benefits, and perquisites provided to the Company's officers and adopting compensation policies applicable to the Company's executive officers, including the specific relationship, if any, of corporate performance to executive compensation and the factors and criteria upon which the compensation of the Company's chief executive officer should be based. In 1998, the Compensation Committee held two meeting.

     The Audit and Finance Committee, whose current members are Drs. Master and Feldman and Mr. Garek, is responsible for recommending the appointment of the Company's auditors to the Board, reviewing with such auditors the scope and results of their audit, reviewing the Company's accounting functions, operations, and management, and considering the adequacy and effectiveness of the internal auditing controls and internal auditing methods and procedures of the Company. In 1998, the Audit and Finance Committee held one meeting.

     The 1994 Stock Option Plan Committee, whose current members are Dr. Kuykendall and Messrs. Garek and Nutis, is responsible for administering the 1994 Stock Option Plan. The 1994 Stock Option Plan Committee held one meeting in 1998.

     The Compensation Committee has been designated to act as the 1994 Executive Performance Stock Option Committee and is responsible for administering the Executive Plan. The Compensation Committee held two meetings and took action twice by written consent during 1998 with respect to matters pertaining to the Executive Plan.

     The Board held nine meetings and took action one time by written consent in 1998. Each incumbent director attended at least 75% of the meetings held by the Board and the committees on which he or she served during 1998.

COMPENSATION OF DIRECTORS

     Directors who are employees receive no separate compensation for their services as a director. Outside directors of the Company (persons who are not employees of the Company or any of its subsidiaries) receive an annual cash retainer fee of $3,000, $500 for each Board or committee meeting attended, and the reimbursement of travel expenses. In accordance with the Company's 1996 Directors Stock Award and Purchase Plan, outside directors also receive an annual award of a number of Shares equal in value to $3,000 (determined as of the end of the year for which the award is to be made). In addition, under this plan, outside directors receive 50% of their cash annual retainer fee and 50% of their quarterly meeting fees in the form of Shares, and they have the option to receive all or a greater percentage of such fees in the form of Shares. Outside directors can also elect to receive all or a specified percentage of their other fees (such as fees for attending special Board meetings or committee meetings) in the form of Shares. The number of Shares awarded is determined by dividing the dollar amount of the fees to be received in the form Shares by the last reported sale price of the Shares on the Nasdaq National Market system as of the last trading day prior to the date on which the applicable Board meeting is held. In addition, outside directors receive stock options under the Company's 1993 Directors' Stock Option Plan. Under this plan, promptly following each annual meeting of stockholders of the Company, each eligible director is granted an option to purchase 1,000 Shares at the fair market value of such Shares on the last trading day prior to the annual meeting preceding the date of grant. Options are immediately exercisable in whole or in part and must be exercised within ten years of the grant date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and greater than 10% shareholders are required by the Securities and Exchange Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during 1998 all Section 16(a) filing requirements applicable to its officers and directors were complied with by such persons, except as follows: Dr. Master filed a Form 4 eight days late to report the purchase of 1,000 Shares; and Mr. Garek filed a Form 4 eight days late to report the purchase of 500 Shares.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Robert S. Garek, Crystal A. Kuykendall, Ph.D., J.D., and Frank R. Nutis serve as members of the Compensation Committee. No executive officer of the Company served during 1998 as a member of a compensation committee or as a director of any entity of which any of the Company's directors served as an executive officer.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following is the report of the Company's Compensation Committee, whose members are identified below, with respect to compensation reported for 1998 as reflected in the Summary Compensation Table set forth above.

     The Compensation Committee regularly reviews executive compensation policies and levels and evaluates the performance of management in the context of the Company's performance. The Compensation Committee is composed entirely of independent outside directors. The Compensation Committee believes that executive compensation for senior management must reward management for successful performance, provide management with incentives to accomplish the Company's goals and objectives, encourage correlation between management's performance and enhancement of stockholder value, and be sufficiently competitive to attract and retain key management personnel.

     Chairman and Chief Executive Officer. Dr. Bernard F. Master is the founder of the Company, its largest stockholder, and has been employed by the Company since its inception. Since 1991, Dr. Master has served as Chairman of the Board and Chief Executive Officer of the Company pursuant to successive one-year employment agreements. In February 1998, Dr. Master assumed the additional duties as President of HPMC after the resignation of his predecessor. In connection with the assumption of the duties of President of the HPMC, Dr. Master entered into an employment agreement with HPMC. See "-- Employment Agreements."

     The 1998 compensation package for Dr. Master consisted of four components, an annual base salary for his services as Chairman (which was reflected in an employment agreement), an annual base salary for his services as President of HPMC (which was reflected in a separate employment agreement), a discretionary cash bonus, and stock options. Dr. Master's 1998 employment agreement as Chairman provided for an annual base salary of $192,000, the same as in 1997. In connection with Dr. Master's assumption of the duties of President of the HPMC, he entered into an employment agreement providing for an annual base salary of $120,000. At that time, he was also awarded a Discretionary Vesting Option to purchase 20,000 Shares at a price of $4.50 per share (the then current market price of the Shares) pursuant to the Executive Plan. In April 1999, the Compensation Committee met and reviewed the achievement of Dr. Master's 1998 performance goals and, based upon the achievement of such goals, accelerated the vesting of such options to February 2000.

     At its April 1999 meeting, the Compensation Committee reviewed the various accomplishments of Dr. Master during 1998 on behalf of the Company, including reducing the HMO's administrative expenses by $2.0 million over 1997 levels, reducing the HMO's Medicaid loss ratio below .84, negotiating a contract for the sale of the HMO's Franklin County Medicaid membership (the transaction was denied by the Ohio Department of Human Services for reasons beyond the control of the HMO), providing valuable guidance in CompManagement's acquisition of M&N Risk Management, Inc. in December 1998, exploring discussions with numerous potential buyers and others regarding the sale or charitable donation of the HMO, and providing leadership during extremely difficult times for the HMO. The Committee assessed the value of these accomplishments to the Company, as well as Dr. Master's dedication and hard work on behalf of the Company in 1998. With the goal of providing Dr. Master with a short-term reward for his efforts, as well as a long-term incentive to encourage this effort in the future, the Compensation Committee awarded Dr. Master a cash bonus in the amount of $50,000 and granted him an option to purchase 10,000 Shares at a price of $3.00 per share (the then current market price of the Shares).

     Also at its April 1999 meeting, the Compensation Committee established the 1999 compensation package for Dr. Master. This compensation package again consists of four components -- an annual base salary for his services as Chairman (which was reflected in an employment agreement), an annual base salary for his services as President of HPMC (which was reflected in a separate employment agreement), a cash bonus based upon achievement of performance criteria or goals established by the Compensation Committee, and stock options. Dr. Master's 1999 employment agreement as Chairman provides for an annual base salary of $295,000 plus an annual cash bonus of up to 35% of his annual base salary. The amount of the annual cash bonus will be based upon Dr. Master's achievement of performance criteria or goals established by the Company's Compensation Committee. If Dr. Master's employment as chairman is terminated due to or after a change in control of the Company, then Dr. Master will receive severance payments equal to one year's annual base salary and fringe benefits for one year from his termination date. Under this employment agreement, Dr. Master receives Formula Vesting Options equal to the aggregate amount of Formula Vesting Options and Discretionary Vesting Options received by the Chief Executive Officer of CompManagement. Dr. Master's 1999 employment agreement as President of the HPMC terminates upon the completion of the windup of the HMO and provides for a base salary of $12,500 per month.

     Other Executive Officers. The Compensation Committee believes the chief executive officer should establish the compensation of senior management personnel, including the other named executive officers, to ensure that these individuals are responsive to the programs and directives of the chief executive officer and chief operating officer. The employment agreements with Robert J. Bossart, Jonathan R. Wagner, and Richard T. Kurth, the named executive officers other than Dr. Master, were negotiated and entered into in connection with the Company's acquisition of CompManagement in 1995. See "-- Employment Agreements."

                              Robert S. Garek
                              Crystal A. Kuykendall, Ph.D., J.D.
                              Frank R. Nutis

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1998 and prior to May 1, 1999, the HMO had provider agreements with a number of physician groups affiliated with certain of the Company's officers and directors and affiliated with certain of the HMO's directors. These provider agreements were on the same terms and conditions as the HMO's provider agreements with unaffiliated physicians or physician groups. Such affiliated physician groups were as follows: Affiliated Medical Practices, Inc., of which Dr. Bernard F. Master is the sole stockholder; Parsons Avenue Medical Clinic, Inc. and Westland Family Practice, Inc., both of which Dr. Elliott P. Feldman is the sole stockholder; Burt E. Schear & Associates, Inc., of which Dr. Burt E. Schear and Dr. Martin J. Schear, a director of the HMO, are the sole stockholders; and Child Care Consultants, Inc., of which Dr. James E. Foy, a director of the HMO, is a 50% stockholder. For the fiscal year ended December 31, 1998, payments under provider agreements to affiliated physician groups amounted to $564,123. During such period, physician groups affiliated with the following members of management of the Company received the following amounts under their provider agreements: Dr. Bernard F. Master, $135,572; Dr. Elliott P. Feldman, $93,272; Dr. Burt E. Schear and Dr. Martin J. Schear, $168,842; and Dr. James E. Foy, $166,436.

     The Company has entered into contracts to provide health care services to the employees and their dependents of physician groups affiliated with the Company's medical director and certain of its officers and directors. These contracts are substantially on the same terms as contracts with other employer groups. The commercial premiums from such physician groups amounted to $53,674 for 1998.

     The Company has entered into a broker's agreement with R.S. Garek and Associates (the "Broker") for the sale of the Company's real estate located at 556-560 East Town Street, Columbus, Ohio. Robert S. Garek, a director of the Company, is a principal of the Broker. Under this agreement, the Broker has the exclusive right to offer the real estate for sale until June 10, 1999. If the real estate is sold during that period, the Broker will be entitled to a commission equal to 6% of the total selling price. Management of the Company believes that this broker's agreement, including the sales commission, is no less favorable to the Company than it could receive from an unaffiliated real estate broker.

PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth certain information with respect to the only persons known by the Company to own beneficially 5% or more of the Shares:

                                                 AMOUNT AND NATURE
NAME AND ADDRESS                                   OF BENEFICIAL
OF BENEFICIAL OWNER                                 OWNERSHIP(1)        PERCENT OF OWNERSHIP
-------------------                             --------------------    --------------------
Dr. Bernard F. Master                                1,218,892(2)               31.6%
560 East Town Street
Columbus, Ohio 43215
Heartland Advisors, Inc.                               776,300                  20.2%
790 North Milwaukee Street
Milwaukee, Wisconsin 53202
Robert J. Bossart                                      304,470                   7.9%
6377 Emerald Parkway
Dublin, Ohio 43016
Jonathan R. Wagner                                     304,136                   7.9%
6377 Emerald Parkway
Dublin, Ohio 43016

---------------

(1) Beneficial ownership as of April 12, 1999, except in the case of Heartland Advisors, Inc., which is as of December 31, 1998. Except as otherwise indicated in the notes to this table, the persons named in the table and their spouses have sole voting and investment power with respect to all Shares owned by them. For the following persons, this table includes the following number of Shares which may be acquired upon the exercise of options that are currently exercisable or exercisable within 60 days of April 12, 1999: Mr. Bossart--10,352 Shares; Dr. Master--23,556 Shares; and Mr. Wagner--10,018 Shares.

(2) Includes 1,400 Shares owned by a trust of which Dr. Master is the trustee.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP has been selected by the Board of Directors to be the Company's independent public accountants for the fiscal year ending December 31, 1999.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and to have an opportunity to make a statement if desired and to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2000 annual meeting of stockholders must be received by the Company for inclusion in the proxy statement and form of proxy on or prior to 120 days in advance of the first anniversary of the date of this Proxy Statement. If a stockholder intends to present a proposal at the 2000 annual meeting of stockholders, but does not seek to include such proposal in the Company's Proxy Statement and form of proxy, such proposal must be received by the Company on or prior to 45 days in advance of the first anniversary date of this Proxy Statement or the persons named in the form of proxy for the 2000 annual meeting will be entitled to use their discretionary voting authority should such proposal then be raised at such meeting, without any discussion of the matter in the Company's Proxy Statement or form of proxy.

                                 OTHER MATTERS

     Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxy in accordance with their judgment on such matters.

     The Company will bear the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited by officers, directors, and regular employees, personally or by telephone or telegraph. The Company will reimburse banks, brokers, and nominees for any out-of-pocket expenses incurred by them in sending proxy materials to the beneficial owners of the Shares held by any banks, brokers or nominees. If follow-up requests for proxies are necessary, the Company may employ other persons to make these requests.

                                            DR. ELLIOTT P. FELDMAN
                                            Secretary

                                  HEALTH POWER, INC.

                                         PROXY

              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           The undersigned hereby appoints Dr. Bernard F. Master and Robert J. Bossart, and each of them, with full power of substitution, proxies to vote and act with respect to all shares of common stock, $0.01 par value (the "Shares"), of Health Power, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held at the offices of the Company's subsidiary, CompManagement, Inc., located at 6377 Emerald Parkway, Dublin, Ohio 43016, on Thursday, June 3, 1999, at 3:00 p.m., local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if present in person, on the following proposals and any other matters that may properly come before the Annual Meeting.

       1. WITH [ ] OR WITHOUT [ ] AUTHORITY TO ELECT ALL NOMINEES LISTED BELOW AS CLASS I DIRECTORS (EXCEPT AS MARKED TO THE CONTRARY BELOW):

         Crystal A. Kuykendall, Ph.D., J.D.          Jonathan R. Wagner

       INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                     STRIKE A LINE THROUGH HIS OR HER NAME.

       2. WITH [ ] OR WITHOUT [ ] AUTHORITY TO ELECT ALL NOMINEES LISTED BELOW AS CLASS III DIRECTORS (EXCEPT AS MARKED TO THE CONTRARY BELOW):

         Dr. Elliott P. Feldman              Dr. Bernard F. Master

       INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                     STRIKE A LINE THROUGH HIS OR HER NAME.

              (Continued, and to be dated and signed, on the other side)

                            (Continued from the other side)

       3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

           THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED UPON THE PROPOSALS LISTED ABOVE IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN BY THE UNDERSIGNED, BUT IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED TO ELECT ALL OF THE NOMINEES FOR DIRECTORS AS SET FORTH IN ITEMS 1 AND 2, ABOVE, AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTER WHICH PROPERLY COMES BEFORE THE ANNUAL MEETING.

                                                   Dated:                 , 1999
                                                         -----------------

                                                   -----------------------------
                                                    (Signature of Stockholder)

                                                   -----------------------------
                                                    (Signature of Stockholder)

                                                   (Please sign legibly exactly
                                                   as the name is printed on the
                                                   left.)

                                                   If the registration is as
                                                   attorney, executor,
                                                   administrator, trustee or
                                                   guardian, please sign full
                                                   title as such.
                   PLEASE DATE, SIGN AND MAIL PROXY PROMPTLY